UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2016

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Credit Agreement

On January 15, 2016, Microsemi Corporation, a Delaware corporation (“Microsemi”) entered into a Credit Agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein (collectively, the “Lenders”). Pursuant to the Credit Agreement, the Lenders have provided $2,475,000,000 senior secured first lien credit facilities (the “Credit Facilities”), consisting of a term A loan facility (the “Term Loan A Facility”) in an aggregate principal amount of $450,000,000, a term B loan facility (the “Term Loan B Facility”) in an aggregate principal amount of $1,700,000,000 and a revolving credit facility (the “Revolving Facility”) with commitments in an aggregate principal amount of $325,000,000. The Credit Facilities financed a portion of the Offer and the Merger (as each such term is defined below) and fees and expenses related thereto. The Revolving Facility is also available for working capital requirements and other general corporate purposes.

Microsemi can request, at any time and from time to time, the establishment of one or more incremental term loan and/or revolving credit facilities with commitments in an aggregate amount not to exceed $300,000,000 plus certain additional amounts.

The Credit Facilities bear interest, at Microsemi’s option, Base Rate (as defined below) or LIBOR, plus a margin. The initial margin for Base Rate borrowings under the Term Loan A Facility and the Revolving Facility is 1.50% and for LIBOR borrowings under the Term Loan A Facility and the Revolving Facility is 2.50%. The margin for Base Rate borrowings under the Term Loan B Facility is 3.50% and for LIBOR borrowings under the Term Loan B Facility is 4.50%. Starting after the next full fiscal quarter, the margin for borrowings under the Term Loan A Facility and Revolving Facility will vary depending upon Microsemi’s consolidated net leverage ratio. The minimum margin for Base Rate borrowings under the Term Loan A Facility and Revolving Facility will be 1.00% and the maximum will be 1.50%. The minimum margin for LIBOR borrowings under the Term Loan A Facility and Revolving Facility will be 2.00% and the maximum will be 2.50%. Borrowing under the Term Loan B Facility will be subject to a 0.75% LIBOR floor and the Term Loan A Facility and the Revolving Facility will be subject to a 0.00% LIBOR floor. The Credit Agreement also requires the Company to pay a commitment fee for the unused portion of the Revolving Facility, which will be a minimum of 0.25% and a maximum of 0.35%, depending on the Company’s consolidated net leverage ratio. Interest for Base Rate-based loans is calculated on the basis of a 365/366-day year and interest for LIBOR-based loans is calculated on the basis of a 360-day year.

Subject to certain customary exceptions, all obligations of Microsemi under the Credit Facilities are unconditionally guaranteed by each of Microsemi’s existing and subsequently acquired or organized direct and indirect wholly-owned domestic subsidiaries whose assets or revenues exceed 5% of the consolidated assets or revenues, as the case may be, of Microsemi and its subsidiaries (the “Guarantors”). Other domestic subsidiaries will be required to become a Guarantor to the extent that domestic subsidiaries excluded from such guarantee obligation represent, in the aggregate, more than 15% of the consolidated assets and more than 15% of the consolidated gross revenues of Microsemi.

The obligations under the Credit Facilities are be Microsemi and the Guarantors’ senior secured obligations, collateralized by a lien on substantially all of Microsemi and the Guarantor’s personal property and material real property assets (subject in each case to certain customary exceptions) (collectively, the “Collateral”).

The Term Loan B Facility matures seven years following the closing date. The Term Loan B Facility requires quarterly principal payments equal to 0.25% of the original principal amount of the Term Loan B Facility. The Term Loan A Facility matures five years following the closing date. The Term Loan A Facility requires quarterly principal payments of 1.25% of the original principal amount for the first two years following the closing date and 2.5% of the original principal amount for the remaining three years.

Additionally, the Credit Agreement stipulates an annual principal payment of a percentage of Excess Cash Flow (“ECF”) (as defined in the Credit Agreement) to repay the Term Loan B Facility. The first ECF application date will be measured as of the end of fiscal year 2017 and the ECF percentage is expected to be 50% if the consolidated net leverage ratio as of the last day of the fiscal year is greater than 3.00 to 1.00, 25% if the consolidated net leverage ratio as of the last day of the fiscal year is less than or equal to 3.00 to 1.00 but greater than 2.50 to 1.00 and 0% otherwise.

The Credit Facilities are also subject to prepayment from (i) the net cash proceeds of certain debt incurred or issued by Microsemi and the Guarantors and (ii) the net cash proceeds received by Microsemi or the Guarantors from certain assets sales and recovery events, subject to certain reinvestment rights.

The Credit Facilities contain financial maintenance covenants, including a (i) maximum consolidated net leverage ratio as of the last date of any fiscal quarter not to exceed 5.00:1.00; subject to certain step-downs beginning after April 1, 2018 and with additional adjustments if Microsemi consummate a Permitted Acquisition (as defined in the Credit Agreement) meeting certain parameters and (ii) a minimum fixed charge coverage ratio for the four-fiscal quarter period ending on the last day of any fiscal quarter of not less than 1.25 to 1.00. The Credit Facilities also contain restrictive covenants that limit, among other things, Microsemi’s ability and that of Microsemi’s subsidiaries to incur additional indebtedness or issue certain preferred equity, pay dividends or make other distributions or other restricted payments, make certain investments, create restrictions on distributions from subsidiaries, to enter into sale leaseback transactions, amend the terms of certain other indebtedness, create liens on certain assets to secure debt, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of Microsemi’s assets and enter into certain transactions with affiliates. The Credit Facilities also contain customary events of default, including upon the failure to make timely payments under the Credit Facilities or other material indebtedness, the failure to satisfy certain covenants, the occurrence of a change of control and specified events of bankruptcy and insolvency.

Indenture and 9.125% Senior Notes due 2023

On January 15, 2016, Microsemi completed the sale of $450.0 million of its 9.125% senior unsecured notes due April 2023 (the “Notes”) to qualified institutional buyers and pursuant to Regulation S in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued under an indenture, dated January 15, 2016, among Microsemi, the subsidiaries of Microsemi party thereto as note guarantors (the “Note Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”).

The aggregate net cash proceeds from the sale of the Notes were approximately $439.5 million after deducting the initial purchasers’ discount and estimated expenses and fees payable by Microsemi in connection with the Notes offering. Microsemi used the net cash proceeds from the Notes offering, together with borrowings under the Credit Facilities and other debt and cash on hand, to finance the cash consideration portion of the Transaction Consideration (as defined below) and to refinance its and PMC’s (as defined below) existing debt and to pay related transaction fees and expenses.

Microsemi will pay cash interest at a rate of 9.125% per year, payable semi-annually on April 15 and October 15 of each year, beginning on October 15, 2016. Microsemi will make each interest payment to the holders of record on the immediately preceding April 1 and October 1.

The Notes are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the subsidiaries of Microsemi that guarantee the Credit Agreement.

The Notes are Microsemi’s general senior unsecured obligations and rank equal in right of payment with all of the Microsemi’s existing and future senior unsecured obligations, are senior in right of payment to all of the Microsemi’s future subordinated indebtedness, if any, are structurally subordinated to all of the Microsemi’s existing and future obligations, claims of holders of preferred stock and other liabilities of its subsidiaries that do not guarantee the Notes and are effectively subordinated in right of payment to all of its senior secured indebtedness (including its obligations under the Credit Facilities) to the extent of the value of the assets securing such obligations. Each guarantee of the Notes is the general senior unsecured obligation of the Note Guarantors and is effectively subordinated to the senior secured obligations of the Note Guarantors (including the Note Guarantors’ obligations under the Credit Facilities) to the extent of the value of the assets securing such obligations, are equal in right of payment to all existing and future unsecured obligations of the Note Guarantors that are not, by their terms, expressly subordinated in right of payment to the Notes and rank senior in right of payment to all future obligations, if any, of the Note Guarantors that are by their terms, expressly subordinated in right of payment to the guarantees.

The Notes mature on April 15, 2023. Microsemi may redeem some or all of the Notes at any time prior to January 15, 2019 at 100% of their principal amount, plus a “make-whole” premium and accrued and unpaid interest to, but excluding, the redemption date. At any time prior to January 15, 2019, Microsemi may also redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at 109.125% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. On or after January 15, 2019, Microsemi may redeem some or all of the Notes at any time at a premium that will decrease over time, plus accrued and unpaid interest to, but excluding, the redemption date.

In the event of a Change of Control (as defined in the Indenture), each holder of the Notes may require Microsemi to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest and liquidated damages, if any, to, but excluding, the date of repurchase. If Microsemi sells certain assets and does not apply the proceeds as required pursuant to the Indenture, it must offer to repurchase the portion of the Notes specified in the Indenture at a repurchase price equal to 100% of the aggregate principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of repurchase.

If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from a bankruptcy or similar proceeding with respect to Microsemi will automatically cause the then outstanding Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any Note holders.

The Indenture contains covenants that limit Microsemi and each Note Guarantor’s ability to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions in respect of or repurchase or redeem its equity interests; (iii) prepay, redeem or repurchase its subordinated indebtedness; (iv) make investments; (v) sell assets; (vi) incur liens; (vii) enter into agreements restricting its subsidiaries’ ability to pay dividends; (viii) enter into transactions with affiliates; and (ix) consolidate, merge or sell all or substantially all of its assets. These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

First Supplemental Indenture to the Indenture

Subsequent to the consummation of the Merger (as defined below), Microsemi amended the Indenture pursuant to a First Supplemental Indenture, dated as of January 15, 2016, among Microsemi, the subsidiaries of Microsemi party thereto as note guarantors and U.S. Bank National Association, as trustee (the “First Supplemental Indenture”). Pursuant to the First Supplemental Indenture, certain entities acquired in the Merger became additional guarantors of Microsemi’s obligations under the Notes and the Indenture.

The foregoing descriptions of the Credit Agreement, Indenture and First Supplemental Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Credit Agreement, Indenture and First Supplemental Indenture, which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 15, 2015, concurrent with entering into the Credit Agreement, Microsemi’s existing senior secured amended and restated credit agreement (as amended, the “Existing Credit Agreement”), dated as of October 13, 2011, with Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein, terminated. Credit facilities under the Existing Credit Agreement included a term loan A facility and a revolving facility maturing on August 19, 2019 and a term loan B facility maturing on February 19, 2020. The foregoing summary of the Existing Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Existing Credit Agreement, a copy of which is included as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on November 5, 2010, Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on March 4, 2011, Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on October 19, 2011, Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K as filed with the Commission on February 21, 2012, Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on February 22, 2013, Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on March 24, 2014, Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on April 1, 2015, and Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the Commission on April 28, 2015 and incorporated herein by reference, and the full text of Amendment No. 7 to the Credit Agreement, dated December 18, 2015, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending January 3, 2016.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on November 24, 2015, Microsemi entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Microsemi, Lois Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), and PMC-Sierra, Inc., a Delaware corporation (“PMC”). Pursuant to the Merger Agreement, Purchaser commenced an exchange offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of PMC (the “PMC Shares”) at a purchase price per PMC Share of $9.22 in cash and 0.0771 shares of Microsemi common stock, par value $0.20 per share, together with cash in lieu of any fractional shares of Microsemi common stock, without interest and less any applicable withholding taxes (the “Transaction Consideration”), upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated December 16, 2015 (together with any amendments and supplements thereto, the “Offer to Exchange”), and the related Letter of Transmittal. The Offer and withdrawal rights expired at midnight New York City time at the end of January 14, 2016, and promptly following such time Purchaser accepted for payment and will promptly pay for all validly tendered PMC Shares in accordance with the terms of the Offer.

On January 15, 2016, pursuant to the terms and conditions of the Merger Agreement, Microsemi completed its acquisition of PMC from the stockholders and other equity holders of PMC when Purchaser merged with and into PMC, with PMC surviving as a wholly owned subsidiary of Microsemi (the “Merger”). The Merger was governed by Section 251(h) of the Delaware General Corporation Law, as amended (the “DGCL”) with no stockholder vote required to consummate the Merger. At the effective time of the Merger, each PMC Share outstanding (other than PMC Shares directly owned by PMC, Microsemi, Purchaser or other subsidiaries of Microsemi, which will be canceled and shall cease to exist, and PMC Shares held by stockholders that are entitled to and properly demand appraisal of such PMC Shares under the DGCL) was converted into the right to receive the Transaction Consideration.

The cash portion of the Transaction Consideration and related expense was funded from a combination of Microsemi’s available cash, borrowing under Credit Agreement and the proceeds from the issuance of the Notes. The description of the Credit Agreement and the Notes under Item 1.01 of this current report on Form 8-K is incorporated herein by reference. The PMC Shares will no longer be listed on the NASDAQ Global Select Market.

The aggregate consideration paid to stockholders and other equity holders of PMC by Microsemi to acquire PMC was approximately $1.9 billion in cash plus approximately 18.9 million shares of Microsemi common stock, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is incorporated by reference as Exhibit 2.1 to this Form 8-K, and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD.

On January 15, 2015, Microsemi issued a press release announcing the results and expiration of the offer and a press release announcing the consummation of the Merger. Copies of those press releases are furnished hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

The information furnished pursuant to Item 7.01 of this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Microsemi under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 24, 2015, by and among Microsemi Corporation, Lois Acquisition Corp. and PMC-Sierra, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Microsemi Corporation on November 24, 2015). *

4.1	Indenture, dated as of January 15, 2016, among Microsemi Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of January 15, 2016, among Microsemi Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.
10.1

Credit Agreement, dated as of January 15, 2016, among Microsemi Corporation, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein.

99.1	Press release issued by Microsemi Corporation on January 15, 2016, announcing the expiration and results of the offer.
99.2	Press release issued by Microsemi Corporation on January 15, 2016, announcing the consummation of the merger.

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: January 15, 2016	By:	/s/ John W. Hohener
Name: John W. Hohener Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 24, 2015, by and among Microsemi Corporation, Lois Acquisition Corp. and PMC-Sierra, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Microsemi Corporation on November 24, 2015). *

4.1	Indenture, dated as of January 15, 2016, among Microsemi Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.
4.2	First Supplemental Indenture, dated as of January 15, 2016, among Microsemi Corporation, the guarantors named therein and U.S. Bank National Association, as trustee.
10.1

Credit Agreement, dated as of January 15, 2016, among Microsemi Corporation, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, the other agents party thereto and the lenders referred to therein.

99.1	Press release issued by Microsemi Corporation on January 15, 2016, announcing the expiration and results of the offer.
99.2	Press release issued by Microsemi Corporation on January 15, 2016, announcing the consummation of the merger.

* Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.